EXHIBIT 23.1

EAST WEST ACCOUNTING SERVICES, LLC

10030 SW 147 CT., MIAMI, FL 33196

To the Board of Directors of:

Escue Energy, Inc.

We hereby authorize Escue Energy Inc. to include our reports dated October 20, 2016 for the fiscal years ended December 31, 2014 and December 31, 2015 in the S-1 Registration Statement.

/s/ East West Accounting Services, LLC

Miami, Florida

October 20, 2016